    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 NABISCO, INC.
             (Exact name of Registrant as specified in its charter)

                    NEW JERSEY                                          13-1841519
           (State or other jurisdiction                               (IRS Employer
        of incorporation or organization)                         Identification Number)

                                 7 CAMPUS DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 682-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

        JAMES A. KIRKMAN III, ESQ.                          COPIES TO:
              NABISCO, INC.                          DAVID W. FERGUSON, ESQ.
              7 CAMPUS DRIVE                          DAVIS POLK & WARDWELL
       PARSIPPANY, NEW JERSEY 07054                    450 LEXINGTON AVENUE
              (973) 682-5000                         NEW YORK, NEW YORK 10017
   (Name, address, including zip code,                    (212) 450-4000
     and telephone number, including
     area code, of agent for service)

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
               TITLE OF SECURITIES                    AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
                TO BE REGISTERED                     REGISTERED(1)        PER UNIT(2)      OFFERING PRICE(2)    REGISTRATION FEE
Debt Securities..................................    $1,000,000,000           100%           $1,000,000,000         $278,000

(1) Or the equivalent in foreign denominated currency or units based on or relating to currencies. If debt securities are issued at original issue discount, such higher principal amount as may be sold for an initial public offering price of $1,000,000,000.

(2) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION--DATED OCTOBER 23, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus

            [LOGO]

NABISCO, INC.
7 Campus Drive
Parsippany, New Jersey 07054-0311
(973) 682-5000

                                 $1,000,000,000
                                DEBT SECURITIES

                ------------------------------------------------

 We will provide the specific terms of these securities in supplements to this prospectus.
You should read this prospectus and the supplements carefully before you invest.

    ------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is October   , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). These reports and other information include quarterly and annual reports on Forms 10-Q and 10-K. You may read and copy any document we file at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the SEC at Seven World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such material can be obtained from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Our SEC filings are also available to the public from the SEC's website at http:// www.sec.gov. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed and on which shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company's parent company, Nabisco Holdings Corp. ("Nabisco Holdings"), are listed.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed with the SEC by the Company (File No. 1-1021) pursuant to the Exchange Act are incorporated by reference and shall be deemed a part hereof:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

    (c) Current Report on Form 8-K dated January 15, 1998; and

    (d) All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon oral or written request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to Nabisco, Inc., Attention: Public Relations Department, 7 Campus Drive, Parsippany, New Jersey 07054, telephone number (973) 682-5000.

                                  THE COMPANY

    The Company is one of the largest food businesses in the world. Through its domestic divisions, the Company manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, pet snacks, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, SNACKWELL'S, NEWTONS, RITZ, PREMIUM, NABISCO HONEY MAID GRAHAMS, TRISCUIT, AIR CRISPS, WHEAT THINS, LIFE SAVERS, PLANTERS, A.1., GREY POUPON, MILK-BONE AND CREAM OF WHEAT. In Spain and in many of the 17 Latin American countries in which it has operations, Nabisco International, Inc., a subsidiary of the Company, is a leading producer of biscuits, powdered dessert and drink mixes, baking powder, pasta, juices, milk products and other grocery items, as well as industrial yeast and bakery ingredients. Nabisco Ltd, which conducts the Company's Canadian operations through a biscuit division, a grocery division and a food service division, is that country's largest cookie and cracker business and one of its leading producers of canned fruits, canned vegetables, fruit juices and drinks and pet snacks.

    The Company is a wholly-owned subsidiary of Nabisco Holdings Corp. ("NHC"). RJR Nabisco, Inc. ("RJRN"), a wholly-owned subsidiary of RJR Nabisco Holdings Corp., owns 80.6% of the economic interest in NHC.

    The principal executive offices of the Company are located at 7 Campus Drive, Parsippany, New Jersey 07054; its telephone number is (973) 682-5000.

RATIO OF EARNINGS TO FIXED CHARGES/DEFIENCY IN THE COVERAGE OF FIXED CHARGES BY
                         EARNINGS BEFORE FIXED CHARGES

    The ratio of earnings to fixed charges for the six months ended June 30, 1998 and for each of the years in the five-year period ended December 31, 1997 are as follows:

                                                        SIX MONTHS             FOR THE YEARS ENDED DECEMBER 31,
                                                           ENDED
                                                         JUNE 30,     --------------------------------------------------
                                                           1998          1997         1996         1995         1994
                                                       -------------     -----        -----        -----        -----
                                                                                    (DOLLARS IN MILLIONS)
Ratio of earnings to fixed charges...................       --               3.0          1.3          2.4          1.8
Deficiency in the coverage of fixed charges by
  earnings before fixed charges......................    $     200        --           --           --           --


                                                          1993
                                                          -----

Ratio of earnings to fixed charges...................      --
Deficiency in the coverage of fixed charges by
  earnings before fixed charges......................   $       3

    These computations include us and our subsidiaries. For purposes of these computations, "earnings" is determined by adding pre-tax income (loss) from continuing operations and fixed charges and subtracting capitalized interest. "Fixed charges" is determined by adding interest on indebtedness, capitalized interest, amortized premiums, discounts and debt issuance costs and that portion of operating rental expense representative of the interest factor.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Debt Securities will be used for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Indenture dated as of June 5, 1995 (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee"). As of September 30, 1998, there was approximately $3.1 billion aggregate principal amount of Debt Securities issued and outstanding under the Indenture. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. The following description of certain provisions of the Indenture and the Debt Securities summarizes the materials terms thereof, but does not purport to be complete and is subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt

Securities. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Any of the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

    The Indenture provides for the issuance of the Debt Securities by the Company in an unlimited amount from time to time. It does not limit the amount of additional indebtedness that the Company may incur and does not contain provisions which would afford the holders ("Holders") of the Debt Securities protection in the event of a decline in the Company's credit quality resulting from highly leveraged or other transactions involving the Company. However, the Indenture does limit the amount of additional Funded Debt (as hereinafter defined) that may be incurred by Restricted Subsidiaries (as hereinafter defined) of the Company to 10% of Consolidated Net Worth (as hereinafter defined). The Debt Securities will rank PARI PASSU with all other unsubordinated indebtedness of the Company.

    The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies including European currency units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

    Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the specific designation, aggregate principal amount, purchase price and denomination; (ii) the currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and in which principal of, premium, if any, and any interest on such Offered Debt Securities will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

    The Debt Securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith. The Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

    The Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). The Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain of the Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

    The Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

RANKING

    The Debt Securities, when issued, will rank PARI PASSU in right of payment with the senior indebtedness of the Company and senior in right of payment to any future subordinated debt of the Company. However, claims of holders of the Debt Securities will be effectively subordinated to the claims of holders of the debt of the Company's subsidiaries with respect to the assets of such subsidiaries. In addition, claims of Holders of the Debt Securities will be effectively subordinated to the claims of holders of the secured debt of the Company with respect to the collateral which secures such claims. Furthermore, claims of the Company as the holder of unsecured intercompany debt will be effectively subordinated to the claims of holders of the secured debt of the Company's subsidiaries. The amount of debt which is PARI PASSU with the Debt Securities, the amount of debt which is secured and the amount of debt to which holders of the Debt Securities are effectively subordinated as of the end of the most recently completed fiscal quarter are included in the accompanying Prospectus Supplement and are incorporated herein by reference.

    The Debt Securities may, under certain circumstances, be equally and ratably secured with other senior indebtedness of the Company. See "Certain Covenants of the Company --Restrictions on Liens."

GLOBAL SECURITIES

    The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depository Trust Company, which may be a Depositary, currently accepts only Debt Securities that are denominated in U.S. dollars.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the record owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

    Payments of principal of, premium, if any, and any interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Registered Global Security notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be eligible under applicable law, and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the

Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

    The following restrictions apply to each series of Debt Securities unless the terms of such series of Debt Securities provided otherwise.

    RESTRICTIONS ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary (as defined herein), to create, incur or suffer to exist any mortgage or pledge, as security for any indebtedness, on or of any shares of stock, indebtedness or other obligations of a Restricted Subsidiary or any Principal Property (as defined herein) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Debt Securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant does not apply in the case of: (i) the creation of any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or (ii) the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or (iii) the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, PROVIDED that every such mortgage, pledge or lien referred to in this clause (a) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;
(b) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the Indenture; (c) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (d) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (e) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and (f) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (a) through (e), PROVIDED, in the case of a mortgage, pledge or other lien permitted under clause (a), (b) or (d), the indebtedness secured is not increased nor the lien extended to any additional assets. (SECTION 4.3(A)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by the preceding sentence of this paragraph, and they may renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as defined herein) does not exceed 10% of Consolidated Net Worth (as defined herein). (SECTION 4.3(B))

    RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (i) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 4.3(a) of the Indenture described above under "Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt (as defined herein) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities or (ii) if (a) the Company promptly informs the Trustee of such transaction, (b) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (c) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Debt Securities); PROVIDED further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Debt Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures and a certificate of an officer of the Company (which shall be delivered to the Trustee) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring Funded Debt as provided above. If the Company shall so deliver debentures or notes to the applicable trustee with an Officer's Certificate, and the Company shall duly deliver such officer's certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt shall be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or, if there are no such redemption prices, the principal amount of such debentures or notes, PROVIDED, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued. (SECTION 4.4(A)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those otherwise permitted by this paragraph without any obligation to retire any outstanding Debt Securities or other Funded Debt, PROVIDED that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SECTION 4.4(B))

    RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not permit any Restricted Subsidiary (a) to create, assume or permit to exist any Funded Debt other than (i) Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions of Section 4.3(a) described above under "Restrictions on Liens," (ii) Funded Debt owed to the Company or any Restricted Subsidiary, (iii) Funded Debt of a corporation existing at the time it becomes a Restricted Subsidiary, (iv) Funded Debt existing on the date of the Indenture,
(v) Funded Debt created in connection with the issuance of tax exempt governmental obligations and (vi) renewals, extensions or replacements of the foregoing, or (b) to guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any Funded Debt except for
(i) guarantees existing on the date of the Indenture, (ii) guarantees which, on the date of the Indenture, a Restricted Subsidiary is obligated to give, (iii) guarantees of Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions of
Section 4.3(a) described above under "Restrictions on Liens" and (iv) renewals, extensions or replacements of the foregoing. (SECTION 4.5(A)) Notwithstanding the foregoing, any Restricted Subsidiary may create, assume or guarantee Funded Debt in addition to that otherwise permitted by this paragraph, and renew, extend or replace such Funded Debt, PROVIDED that at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SECTION 4.5(B))

    The Indenture does not contain provisions which would afford the holders of the Debt Securities protection in the event of a decline in the Company's credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving the Company.

CERTAIN DEFINITIONS

    The term "Attributable Debt" as defined in the Indenture means, when used in connection with a sale and lease-back transaction referred to above under "Restrictions on Sale and Lease-Back Transactions," on any date on which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

    The term "Consolidated Net Worth" as defined in the Indenture means, at any date of determination, the consolidated stockholders' equity of the Company, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries.

    The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and the Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of the Indenture described above under "Restrictions on Liens;" (ii) Attributable Debt of the Company and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4(b) of the Indenture described above under "Restrictions on Sale and Lease-Back Transactions;" and (iii) Funded Debt of Restricted Subsidiaries created, assumed, guaranteed or otherwise incurred or permitted to exist pursuant to Section 4.5(b) of the Indenture described above under "Restrictions on Funded Debt of Restricted Subsidiaries".

    The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

    The term "Holder" or "Securityholder," as defined in the Indenture, means the registered holder of any Debt Security with respect to registered Debt Securities and the bearer of any unregistered Debt Security or any coupon appertaining thereto, as the case may be.

    "Original Issue Discount Security," as defined in the Indenture, means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the Indenture.

    The terms "Principal Property" as defined in the Indenture means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth as of the date of such determination, but shall not include any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary, effective as of the date such resolution is adopted.

    The term "Restricted Subsidiary" as a defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property and in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; and (ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; PROVIDED, however, that any Subsidiary may be declared a Restricted Subsidiary by Board Resolution, effective as of the date such Board Resolution is adopted, and PROVIDED FURTHER, that any such declaration may be rescinded by further Board Resolution, effective as of the date such further Board Resolution is adopted.

    The term "Subsidiary" as defined in the Indenture means, with respect to any person, corporation, association or other business entity of which more than 50% of the oustanding Voting Stock (as defined in the Indenture) is owned directly or indirectly, by such Person and one or more other Subsidiaries of such person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

    Under the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless: (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debt Securities and under the Indenture and the Company shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) an officers' certificate and opinion of counsel to the effect that immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing. (SECTION 5.1)

EVENTS OF DEFAULT

    Events of Default defined in the Indenture with respect to the Debt Securities of any series are: (a) the Company defaults in the payment of the principal of any Debt Securities of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise; (b) the Company defaults in the payment of interest on any Debt Securities of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to any Debt Security of such series or in the Debt Securities of such series and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Debt Securities of all series affected thereby; (d) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect; (e) the Company or any Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors; or (f) any other Event of Default established with respect to any series of Debt Securities issued pursuant to the Indenture occurs. (SECTION 6.1)

    The Indenture provides that if an Event of Default described in clauses (a) or (b) of the immediately preceding paragraph with respect to the Debt Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of any such affected series then outstanding under the Indenture (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Debt Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses
(c) or (f) of the immediately preceding paragraph with respect to the Debt Securities of one or more but not all series then outstanding or with respect to the Debt Securities of all series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of all such affected series then outstanding under the Indenture (treated as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Debt Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the Debt Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding Debt Securities of all such series that have been accelerated (voting as a single class). (SECTION 6.2)

    The Indenture contains a provision under which, subject to the duty of the trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, officers' certificate, opinion of counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel, which shall conform to the requirements of the Indenture, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; (iii) whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers' certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof; (iv) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care; (v) any request, direction, order or demand of the Company mentioned in the Indenture shall be sufficiently evidenced by an officers' certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; (vi) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; (vii) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; (viii) the Trustee may consult with counsel and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Indenture in good faith and in reliance thereon; and (ix) prior to the occurrence of an Event of Default under the Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officers' certificate, opinion of counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series affected then outstanding; PROVIDED that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. (SECTION 7.2)

    Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Debt Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series by the Indenture; PROVIDED, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and PROVIDED FURTHER, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Debt Securities pursuant to this paragraph. (SECTION 6.5)

    Subject to various provisions in the Indenture, the Holders of at least a majority in principal amount (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Debt Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Debt Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Debt Security as specified in clauses
(a) or (b) of Section 6.1 of the Indenture or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Debt Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (SECTION 6.4)

    The Indenture provides that no Holder of any Debt Securities of any series may institute any proceeding, juridical or otherwise, with respect to the Indenture or the Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Debt Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (SECTION 6.6)

    The Indenture contains a covenant that the Company will file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (SECTION 4.7)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides with respect to each series of Debt Securities that the Company may terminate its obligations under the Debt Securities of a series and the Indenture with respect to Debt Securities of such series if: (i) all Debt Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it under the Indenture; or (ii) (A) the Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Debt Securities, for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay principal of and interest on the Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and
(C) the Company delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Company's Indenture relating to the satisfaction and discharge of the Indenture with respect to the Debt Securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the Trustee under the Indenture shall survive.

With respect to the foregoing clause (ii), only the Company's obligations to execute and deliver Debt Securities of such series for authentication, to set the terms of the Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Debt Securities of such series, to deliver Debt Securities of such series for replacement or to be cancelled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Debt Securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive. (SECTION 8.1)

    The Indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Debt Securities of any series, and the provisions of the Indenture will, except as noted below, no longer be in effect with respect to the Debt Securities of such series ("legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "Certain Covenants" (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the Indenture), and such omission shall be deemed not to be an Event of Default under clauses (c) or (f) of the first paragraph of "Events of Default" with respect to the outstanding Debt Securities of a series ("covenant defeasance"); PROVIDED that the following conditions shall have been satisfied:
(A) the Company has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Debt Securities of such series, for payment of the principal of and interest on the Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no Default with respect to such Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to the Trustee an opinion of counsel that (1) the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Debt Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (E) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, the Company's obligations to execute and deliver Debt Securities of such series for authentication, to set the terms of the Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Debt Securities of such series, to deliver Debt Securities of such series for replacement or to be cancelled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Debt Securities are no longer outstanding. After such Debt Securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (SECTIONS 8.2 AND 8.3)

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; PROVIDED that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (2) to comply with
Article 5 of the Indenture; (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (4) to evidence and provide for the acceptance of appointments under the Indenture with respect to the Debt Securities of any or all series by a successor Trustee; (5) to establish the form or forms or terms of Debt Securities of any series or of the coupons appertaining to such Debt Securities as permitted under the Indenture; (6) to provide for uncertificated or unregistered Debt Securities and to make all appropriate changes for such purpose; and (7) to make any change that does not materially and adversely affect the rights of any Holder. (SECTION 9.1)

    The Indenture also contains provisions whereby the Company and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the Indenture and the outstanding Debt Securities of any series with the written consent of the Holders of a majority in principal amount of the Debt Securities then outstanding of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Debt Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.4 of the Indenture, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Debt Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Debt Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Debt Security of such Holder; or (iv) modify any of the provisions of this section of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of Holders of Debt Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series or of the coupons appertaining to such Debt Securities. It shall not be necessary for the consent of any Holder under this section of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental Indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (SECTION 9.2)

CONCERNING THE TRUSTEE

    The Company and its affiliates maintain ordinary banking relationships with Citibank, N.A. and its affiliates. Citibank, N.A. is one of the senior managing agents under both the Company's and RJRN's principal credit agreements and is the trustee under an indenture pursuant to which RJRN has issued debt securities. Citibank, N.A. and its affiliates have also extended loans to the Company, RJRN and their respective subsidiaries and provide them with other financial services.

                              PLAN OF DISTRIBUTION

    The Company may offer the Debt Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriters, dealers or agents involved in the offer and the sale of the Debt Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Debt Securities will also set forth the terms of the offering of such Debt Securities, including the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Debt Securities.

    If underwriters are used in an offering of Debt Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Debt Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Debt Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

    In connection with an offering of Debt Securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position. In addition, underwriters may bid for, and purchase, Debt Securities in the open market to cover syndicate short positions or to stabilize the price of the Debt Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If a dealer is used in an offering of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    If an agent is used in an offering of Debt Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Debt Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Offers to purchase Debt Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The anticipated date of delivery of Debt Securities and the prospectus delivery obligations of dealers will be set forth in the Prospectus Supplement relating to each offering.

                                 LEGAL MATTERS

    The validity of the Debt Securities will be passed upon for the Company by James A. Kirkman III, Executive Vice President, General Counsel and Secretary of the Company. Mr. Kirkman holds common stock ("Common Stock") and options to purchase the Common Stock of Nabisco Holdings Corp., the Company's parent. His Common Stock and options in the aggregate account for less than 0.1% of the outstanding shares of all classes of Nabisco Holdings' Common Stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee.................................................  $ 278,000
Blue Sky fees and expenses.......................................     10,000*
Printing and engraving expenses..................................     75,000*
Legal fees and expenses..........................................    100,000*
Trustee fees and expenses........................................    250,000*
Accounting fees and expenses.....................................     75,000*
Miscellaneous....................................................     12,000*
                                                                   ---------
    Total........................................................  $ 800,000
                                                                   ---------
                                                                   ---------

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 14A:3-5 of the New Jersey Business Corporation Act (the "Act") sets forth the extent to which officers and directors of the Company may be indemnified against any liabilities which they may incur in their capacity as such. Section 14A:3-5 of the Act provides standard provisions that no indemnification shall be made if such person shall have been adjudged liable to a corporation unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

    Directors and officers of the Registrant may be indemnified under certain insurance policies maintained on behalf of the Company. Section 7 of the form of underwriting agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors, officers who sign the Registration Statement and controlling persons of the Company by the underwriters, and for indemnification of each underwriter and its controlling persons by the Company, against certain liabilities.

    Article IV of the Amended and Restated By-Laws of the Company provides for indemnification of the officers and directors to the full extent permitted by applicable law.

ITEM 16. EXHIBITS.

 EXHIBIT NO.                                                DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        1      Form of Underwriting Agreement Standard Provisions (incorporated by reference to Exhibit 1 to the
               Registration Statement on Form S-3 of Nabisco, Inc., Registration No. 33-93214, filed on June 7,
               1995, as amended ("Form S-3, Registration No. 33-93214")).
        4.1    Indenture dated as of June 5, 1995 between Nabisco, Inc., and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to Form S-3, Registration No. 33-93214 (including forms of Debt Securities).
        4.2    Form of Debt Securities (included in Exhibit 4.1 above).
       *5      Opinion of James A. Kirkman III, Executive Vice President, General Counsel and Secretary of the
               Company, regarding the legality of the securities being registered.
       12.1    Computation of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Fixed Charges by
               Earnings Before Fixed Charges for the six months ended June 30, 1998 (incorporated by reference to
               Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1998).
       12.2    Computation of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage of Fixed Charges by
               Earnings Before Fixed Charges for the five fiscal years ended December 31, 1997 (incorporated by reference to Exhibit 12 to the Company's Annual Report on Form 10-K for the fiscal years ended
               December 31, 1995, 1996 and 1997 and to Exhibit 12 to the Registration Statement on Form S-4 of
               Nabisco, Inc., Registration No. 33-90224, filed on March 10, 1995, as amended).
      *23.1    Consent of Deloitte & Touche llp.
      *23.2    Consent of James A. Kirkman III (included in the opinion filed as Exhibit 5).
      *24      Powers of Attorney of Steven F. Goldstone, James M. Kilts, James E. Healey, Herman Cain, John T.
               Chain, Jr., David B. Jenkins and Kay Koplovitz.

------------------------

*   Filed herewith.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Nabisco, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Parsippany, State of New Jersey, on October 23, 1998.

                                NABISCO, INC.

                                By:           /s/ JAMES A KIRKMAN III
                                     -----------------------------------------
                                                James A Kirkman III
                                     EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                                    & SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board         October 23 1998
     Steven F. Goldstone

                                Director, President and
              *                   Chief Executive Officer
------------------------------    (Principal Executive       October 23, 1998
        James M. Kilts            Officer)

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (Principal         October 23, 1998
       James E. Healey            Financial Officer)

    /s/ IAN E. LEE-LEVITEN      Senior Vice President and
------------------------------    Controller (Principal      October 23, 1998
      Ian E. Lee-Leviten          Accounting Officer)

              *
------------------------------           Director            October 23, 1998
         Herman Cain

              *
------------------------------           Director            October 23, 1998
      John T. Chain, Jr.

              *
------------------------------           Director            October 23, 1998
       David B. Jenkins

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------           Director            October 23, 1998
        Kay Koplovitz

*By:    /s/ JAMES A. KIRKMAN
                 III
      -------------------------
       (James A. Kirkman III)
          ATTORNEY-IN-FACT